EXHIBIT 10.15

                        CONNECTICUT INNOVATIONS, INC.

             FEDERAL TECHNOLOGY PARTNERSHIP ASSISTANCE AGREEMENT

     This FEDERAL TECHNOLOGY PARTNERSHIP ASSISTANCE AGREEMENT (the "Agreement") is made this 31st day of July, 1995, by and between MARINE MANAGEMENT SYSTEMS, INC., an Ohio corporation with an office and principal place of business located at 102 Hamilton Avenue, Stamford, Connecticut (the "Applicant"), and CONNECTICUT INNOVATIONS, INCORPORATED, a specially-chartered Connecticut corporation with an office located at 40 Cold Spring Road, Rocky Hill, Connecticut ("CII").

                                 WITNESSETH:

     WHEREAS, pursuant to Special Act 93-2 (the "Act") CII has established a Federal Research Leverage Grant Program to assist both universities and industries to provide a match to obtain Federal research funds in order to encourage technology-driven economic development and manufacturing modernization initiatives in the State of Connecticut (the "State");

     WHEREAS, CII has established an "FTP Assistance Program Account" for the purpose of providing financial assistance pursuant to the Act;

     WHEREAS, the Applicant is currently undertaking a project which involves research, development, and commercialization activities in connection with producing an integrated shipboard information technology (ISIT) platform (the "Project") and has been selected to receive federal funding from ARPA/MARITECH for the Project pursuant to the collaborative project entitled "An Integrated Information Technology (ISIT) Platform" (the "Federal Grant");

     WHEREAS, CII is desirous of increasing the rate of technological innovation, knowledge and technology transfer and product and process development in the State and wishes to assist the Applicant in facilitating development and commercialization of the Project, and further desires to provide incentives to the Applicant so that the Applicant will maintain its principal operations in the State and expand employment opportunity and attract new jobs to the State, and has therefore agreed to provide funding upon the terms and conditions-set forth in this Agreement;

     WHEREAS, the Applicant has submitted and CII has approved an application for financial assistance from CII pursuant to the Act for the purpose of conducting research, development, and commercialization activities in connection with producing an integrated shipboard information technology (ISIT) platform (such portion of the Project which is funded by CII is hereinafter referred to as the "FTP Project") and the approved application is attached hereto as Schedule A and made a part hereof (the "Application"); and

     WHEREAS,  CII has  approved  the  Application,  including  the FTP "Project
Proposal and Budget" included therein, all of which are incorporated by reference in this Agreement as if fully set forth herein.


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     NOW,  THEREFORE,  in consideration of the promises and the mutual covenants herein contained, the parties hereby agree as follows:

      1. Amount of Grant. Subject to all of the terms and conditions set forth in this Agreement, CII shall provide funding to the Applicant in the aggregate amount of Four Hundred and Eighty-Seven Thousand Four Hundred and Thirty-Three Dollars ($487,433.00) (the "Grant"). The Grant shall be advanced by CII to Applicant in two installments as follows:

            (A) CII will advance the first installment of Grant funds in the amount of Two Hundred and Forty Thousand Thirty-Three Dollars ($240,033.00) to Applicant upon satisfaction of the conditions to funding in Paragraph 3 of this Agreement; and

            (B) provided no Event of Default nor any event which with the passage of time or giving of notice, or both, might become an Event of Default shall have occurred hereunder and further provided that Applicant shall have delivered to CII and CII shall have accepted (i) the Critical Milestones Report referred to in Section 5 of this Agreement and, (ii) a Balance Sheet and Income Statement current through the most recently ended fiscal quarter, CII will advance the remaining installment of Grant funds in the amount of Two Hundred and Forty-Seven Thousand Four Hundred Dollars ($247,400.00) within forty-five (45) days following the acceptance of such report by CII.

      Any amount in excess of the Grant which may be necessary to cover the Project costs set forth in the Project Proposal and Budget shall be the responsibility of Applicant.

      2. Term. The term of the Grant shall commence on July 1, 1995 and end on December 31, 1996 (the "Term"). CII shall not advance any further Grant funds to Applicant following the date which is Eighteen (18) Months following the date of commencement of this Agreement (the "Grant Disbursement Period").

      3. Conditions to Funding. Contemporaneously with the execution and delivery of this Agreement and as a condition precedent to funding by CII, the Applicant shall execute and/or deliver to CII:

     (A) if Applicant employs 25 or more full-time employees as of the date of Applicant's Application and has requested a Grant in excess of $250,000.00 (hereinafter referred to as a "Threshold Project"), a joint statement (the "Joint Statement") executed by Applicant and CII substantially in the form of Schedule B attached hereto, (a) identifying (i) the number of jobs to be retained by the FTP Project, (ii) the number of jobs to be created by the FTP Project, (iii) the wage and benefit levels of any jobs to be retained or created by the FTP Project (iv) any other CII public policy objectives which the FTP Project will serve and (v) the extent to which the FTP Project will further such public policy objectives, and (b) acknowledging that the assistance for the FTP Project is being provided by CII because of the expectation that the FTP Project will further such objectives. The Joint Statement shall be delivered by



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CII to the chief elected  official of the  municipality  in which the Project is located and to any employee representative of Applicant;

     (B) a certificate containing current employee count of the Applicant designating all employees of the Applicant and their respective positions, which count shall include a listing of all categories of employees and the respective wage rates and benefit rates for each category of employee and which count shall be certified as true and accurate in all respects by the Chief Executive Officer of the Applicant;

     (C) a Balance Sheet and Income Statement of the Applicant dated within 120 days prior to the date hereof or the most recently ended fiscal year, which Balance Sheet and Income Statement shall be prepared in accordance with Generally Accepted Accounting Principles consistently applied and shall be certified to the satisfaction of CII in its sole and absolute discretion;

     (D) if applicable, a Certificate of Good Standing (and evidence of corporate or partnership qualification in Connecticut) of the Applicant;

     (E) a copy of the Applicant's Corporate Resolution or partnership consent authorizing this transaction, as applicable;

     (F) letters from the State of Connecticut Department of Revenue Services which evidence that the Applicant is not in default in payment of sales and use taxes or corporation business taxes to the State; and

     (G) (i) a letter, signed by the Applicant and the principal investigator for the Project (the "P.I."), confirming that the P.I. is employed by the Applicant and will devote to the Project at least the amount of time required under Section 9(G) hereof, and (ii) fully executed copies of the non-competition and proprietary information agreements entered into between the Applicant and the P.I.

     In addition, as soon as is practicable and as a condition precedent to funding by CII, the Applicant shall deliver a fully executed copy of the contract or agreement evidencing an award of Federal Grant funding.

     This Agreement and the foregoing documents are hereinafter collectively referred to as the "Funding Documents". Said Balance Sheet and said Income Statement are collectively hereinafter referred to as the "Initial Financial Statements".

     4. Project Proposal and Budget. The Project Proposal and Budget attached hereto as Schedule A shall constitute the final Project Proposal and Budget for the entire FTP Project. Except for the reallocation referred to in Section 9(c) of this Agreement the Project Proposal and Budget may not be amended without the prior written consent of CII in its sole and absolute discretion. Approval by CII of any such amendment shall not constitute or imply a revision of the amount of the Grant specified in Section 1 hereof.



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     5.  Critical  Milestones.  Attached  hereto as  Schedule  C and made a part hereof is a complete and final list of the significant research, development and commercialization milestones to be reached by Applicant during the course of the Project, together with a timetable for the attainment of such milestones (the "Critical Milestones"). The Critical Milestones may not be revised or amended without the prior written consent of CII. Within 15 days following the achievement of the Critical Milestones, the Applicant shall submit to CII (i) a detailed written report in which the Applicant will provide evidence that it has achieved the Critical Milestones (the "Critical Milestones Report") and (ii) a status report with respect to Applicant's actual revenues and expenditures in connection with the FTP Project for such period and comparison with Applicant's Project Proposal and Budget and projections for such period. The date on which the Critical Milestones Report (or any amendment thereto) is delivered to CII shall be referred to herein as the "CMR Notice Date". CII shall, within forty-five (45) days following the CMR Notice Date, notify the Applicant if it accepts or rejects the Critical Milestones Report.

     6.  Information and Reporting  Requirements.  The Applicant shall submit to
CII:

     (A) annually, within 120 days following the end of each fiscal year of the Applicant, a Balance Sheet and Income Statement and a current employee count containing the information described in Section 3 (B) hereof, which Balance Sheet and Income Statement shall be certified to the satisfaction of CII, in its sole and absolute discretion (Said Income Statements and Balance Sheets are hereinafter referred to as the "Financial Statements"). Such Financial Statements shall also reveal the source of all public and private funds invested in the Project subsequent to CII's acceptance of the Applicant's Application.

     (B) Applicant shall provide semi-annually an employee count containing the information described in Section 3(B) of this Agreement throughout the Term of this Agreement;

     (C) within fifteen (15) days following the end of the Grant Disbursement Period, a detailed written progress report with respect to the FTP Project, which progress report shall describe (i) Applicant's progress to the date of such report with respect to the attainment of Critical Milestones and (ii) an evaluation of the effectiveness of the FTP Project, including without limitation, the continued potential for commercialization and actual commercialization achieved to such date and (iii) a status report with respect to Applicant's actual revenues and expenditures in connection with the FTP Project for such period and comparison with Applicant's Project Proposal and Budget and projections for such period;

     (D) if the FTP Project is a Threshold Project, with the Critical Milestones Report described in Section 5 and within fifteen (15) days following the end of the Grant Disbursement Period, a detailed report which describes the Applicant's progress toward meeting the objectives described in the Joint Statement;

     (E) copies of all notices and correspondence to or from Applicant with respect to the Federal Grant; and



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     (F) such additional financial and other information as CII may, at its sole and absolute discretion, request.

     7. Failure to Maintain Connecticut  Presence/Relocation.  In the event that
(i) at any time during the Term Applicant shall fail to maintain its principal place of business and a numerical majority of the sum of its employees and its major business operations and manufacturing facilities in the State (a "Connecticut Presence"), or (ii) Applicant shall relocate outside of the State at any time during the Term, Applicant shall be required to immediately pay to CII two hundred (200%) percent of the Grant funds received by Applicant.

     8. Change in Ownership. In the event that Applicant or any partner or material participant in or with Applicant shall undergo a Change of Ownership after the date hereto Applicant will immediately deliver written notice of such Change of Ownership to CII. CII shall not be obligated to advance any further Grant funds to Applicant following a Change in Ownership. For purposes of this Paragraph, a Change of Ownership shall occur if any person other than the current stockholders of the Applicant and their families, trusts for the benefit of such current stockholders and entities owned by such current stockholders,
(i) is or becomes the owner of more than 50% of the capital stock of the Applicant, or (ii) acquires more than 50% of the capital stock of the Applicant, or (iii) acquires more than 50% of the Assets of the Applicant; provided, however, that an underwritten public offering of the Applicant's capital stock in which no single purchaser acquires 25% or more of the issuance shall not constitute a Change in Ownership.

     9. Covenants of Applicant. The Applicant covenants and agrees that throughout the Term of the Project it shall:

     (A) furnish, upon request by CII, such income statements, balance sheets, employment records and such further financial and other information respecting the Applicant, in the form maintained by the Applicant, as CII may, in its discretion, reasonably require from time to time, including, without limitation the Financial Statements and other reports referred to in Paragraph 6 hereof. CII shall, from time to time, in its discretion, and upon 24 hours notice to the Applicant, have the privilege of making inspections during business hours of the Applicant's facilities and the books and records of the Applicant and to make excerpts therefrom and the Applicant shall assist CII in making said inspections;

     (B) notify CII promptly of any material adverse change in the financial condition or affairs of the Applicant;

     (C) use the Grant funds solely and exclusively for the research and development, marketing and marketing-related expenses described in Schedule A attached hereto. The Grant funds may be used to pay expenses set forth on Schedule A only within the Grant Disbursement Period and only up to the amount set forth with respect to each line item set forth therein, except that Applicant may reallocate amounts among different line items provided the cumulative amount of such reallocations does not exceed ten (10%) percent of the Grant. Any reallocation in excess of ten (10%) percent limitation shall require the prior written consent of CII. The Applicant will promptly reimburse CII for Grant funds not expended within the Grant



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Disbursement Period and (subject to the reallocation  allowance) for expenditure of Grant funds which exceeds the amount budgeted for a particular line item set forth in Schedule A;

     (D) comply with all applicable laws, ordinances, rules and regulations of all federal, state and local governmental authorities having jurisdiction over the Applicant and/or its business including without limitation all those relating to environmental matters;

     (E) maintain a Connecticut Presence as described in Section 70);

     (F) offer employment at the new location to its employees from the original location (if such employment is available) in the event that Applicant relocates within the State during the Term;

     (G) during the Grant Disbursement Period, cause the P.I. to devote at least one-fifth (1/5) of a full-time 40-hour work week to the FTP Project. During the Grant Disbursement Period, Applicant shall obtain the written consent of CII prior to permitting any permanent change in P.I. or any temporary change which may result in the existing P.I. not performing his or her duties in accordance with the terms of this Agreement for a period of three (3) months during any calendar year. Applicant further agrees to notify CII in writing in the event that the P.I. is required, during the Grant Disbursement Period, to devote substantially more or less time and/or effort to the FTP Project than contemplated by Applicant's Project Plan and Budget;

     (H) ensure that the aggregate amount of all funds for the Project which are not provided by the Federal Grant program, by other parties, or by CII hereunder (the "Applicant Matching Funds") shall be equal to or greater than $548,379.00 provided, however, that the Applicant Matching Funds may be in the form of cash in an amount equal to or greater than $531,504.00 and in the form of contributed services or assets at least valued at $16,875.00;

     (I) comply with all of the terms and conditions of the Federal Grant; and

     (J) use all Federal Grant funds, all Grant funds and all Applicant Matching Funds solely and exclusively for the Project in accordance with the Application and the Project Plan and Budget.

     10. Negative Covenants. Applicant hereby agrees that it shall not:

     (A) except for the Grant funds, utilize other funding provided by CII or the State or any of its agencies, instrumentalities or political subdivisions as Applicant's match of the required non-Federal Grant funds;

     (B) permit any change in senior personnel (other than resignations by employees or terminations of employees who are replaced within a reasonable time by replacement senior personnel) employed in connection with the Project without the prior written consent of CII;



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     (C) use any of the Grant funds for overhead expenses incurred in connection with the Project (except for the one (1.0%) percent administrative and oversight fee to be paid to CII pursuant to Paragraph 15 of this Agreement);

     (D) use the Grant funds exclusively for capital expenditures related to the Project;

     (E) permit any change in any partner or material participant in or with Applicant in the Project without the prior written consent of CII (it being understood that, if a partner or material participant withdraws from the Project, its replacement will be subject to the approval of CII);

     (F) fail to maintain a Connecticut Presence as described in Paragraph 7 or relocate outside of the State at any time during the Term.

      11. Representations and Warranties of the Applicant: The Applicant represents, warrants and agrees that:

     (A) the Applicant and its officers have the full right, power and authority to enter into and perform all of the provisions of this Agreement and all other instruments and documents executed or delivered in connection herewith (collectively, the "Documents") and to incur the obligations contained herein and that all action on the part of Applicant, its directors and shareholders, members and/or partners necessary for the authorization, execution, delivery and performance by the Applicant of this Agreement and all other Documents and for the consummation of the transactions contemplated herein and therein, and has been taken. All documents and agreements executed and delivered pursuant hereto or in connection herewith, when delivered, will be the valid and binding obligations of the Applicant and/or such officer(s) enforceable in accordance with their respective terms;

     (B) the execution and delivery by Applicant of this Agreement and all other Documents and compliance herewith and therewith will not with or without notice or the passage of time or both result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under any provision of, any state or federal law to which the Applicant is subject, the Applicant's certificate of incorporation or by-laws, partnership agreement or other organizational documents, as amended, or any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Applicant is a party or by which it or any of its property is bound, or may be affected, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Applicant pursuant to any such term or give to any other person or entity the right to accelerate the time for performance of any obligation of the Applicant;

     (C) there has been no material adverse change in the financial condition or affairs of the Applicant since the date of the Initial Financial Statements provided pursuant to Paragraph 3 hereof;



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     (D) each and every representation and warranty made by the Applicant or any of its officers, directors, employees or stockholders in any instrument or document heretofore delivered by the Applicant to CII or executed in connection herewith, including, without limitation, the Applicant's Application, remains true and accurate in all respects and does not (and nor does this Agreement or any of the Funding Documents or any of the Documents) contain any untrue statement of a material fact or omit to state a fact necessary in order to make the statements contained therein not misleading;

     (E) Applicant has sufficient financial capability and resources to complete the Project and the FTP Project in accordance with the Application and Project Proposal and Budget;

     (F) Applicant is in compliance with all of the terms, conditions and requirements of the Federal Grant;

     (G) there is neither pending nor threatened any action, suit, proceeding or claim whether or not purportedly on behalf of the Applicant, to which the Applicant or any partner of or material participant in the Applicant is or may be named as a party of or to which the Applicant's or any such person's or entity's property is or may be subject;

     (H) no consent, approval or authorization of, or designation, declaration or filing with any governmental authority on the part of the Applicant is required in connection with the valid execution and delivery of this Agreement or the other Documents or the consummation of any other transaction contemplated by this Agreement other than the execution of the contract or agreement evidencing an award of Federal Grant funds;

     (I) the Applicant holds all franchises, permits, licenses and other similar authority, necessary for the conduct of its business as now being conducted by it and believes it can obtain any similar authority necessary for the conduct of its business as planned to be conducted, and it is not in violation, nor will the transactions contemplated by this Agreement cause a violation of the terms or provisions of any such franchise, permit, license or other similar authority; and

     (J) the Applicant is not in violation of any term of its Certificate of Incorporation or Bylaws, partnership agreement or other organizational documents, as amended. Neither the Applicant nor any of its property is in violation of any term of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation to which the Company or any of such property is subject.

     (K) all of the foregoing warranties and representations are true, complete and correct as of the date hereof and will be true, complete and correct at the time of each disbursement of Grant funds as if made at the time thereof and with respect thereto.

     12. Events of Default. Each of the following shall constitute an Event of Default under this Agreement:



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     (A) failure of the Applicant to comply with any material  provision of this
Agreement or of any other Document; or

     (B) if any representation or warranty made or given by the Applicant in connection with this Agreement or any other Document shall be or become untrue, false or misleading in any material respect; or

     (C) if the Applicant is, becomes, or is adjudicated to be bankrupt or insolvent under state or federal law, dissolves or liquidates, or a receiver is appointed of the Applicant's assets or business or the Applicant files a petition for relief under any Chapter of the United States Bankruptcy Code or any such petition is filed against it; or

     (D) if any event occurs which requires the Applicant to repay the Federal Grant funds; or

     (E) default under any other loan agreement, promissory note, mortgage deed, security agreement or other agreement executed by the Applicant in respect of any other indebtedness now or hereafter owing by Applicant to CII or any other agency, instrumentality, political subdivision or specially-chartered corporation of the State; or

     (F) the occurrence of any termination, default or withholding of funding under the Federal Grant; or

     (G) if the Project or the FTP Project is abandoned or if work on the Project or the FTP Project ceases for a period in excess of 30 days; or

     (H) if at any time during the Term, Applicant shall fail to maintain a Connecticut Presence as described in Section 7.

     13. Remedies. If there shall occur any Event of Default described in Sections 12(A) or 12(B), and such Event of Default shall not have been cured to the complete satisfaction of CII within thirty (30) days following the date on which Applicant or CII becomes aware of such Event of Default, or if there shall occur an Event of Default described in Sections 12(C) or 12(D), CII shall be entitled to immediately declare an amount equal to one hundred percent (100%) of the Grant funds advanced to the Applicant to be immediately due and payable, all without further notice to the Applicant, and to exercise any remedy it may have as set forth in the Documents or otherwise provided by law or equity, or to exercise any such remedies cumulatively. CII shall not be obligated to disburse to Applicant and Applicant shall not be entitled to receive any Grant funds during such cure period or thereafter if such Event of Default is not so cured. Upon the occurrence of any Event of Default described in Sections 12(E) - 12(H), CII shall be entitled to immediately withhold further advances of Grant funds to Applicant and Applicant shall immediately return all unexpended Grant funds to CII. The remedy for the Event of Default described in Section 12(H) is set forth in Section 7. The Applicant agrees to pay all charges, costs, damages, liabilities and expenses, including without limitation, reasonable attorney's fees, if any, incurred by CII in connection with any default hereunder and/or in the attempted enforcement of this Agreement or any of the Documents and/or in the collection or attempted collection of any and all of the obligations of the



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Applicant  hereunder and under the other Documents  and/or in the prosecution or defense of any action or proceeding covering any matter related to this Agreement or the Documents. The Applicant further agrees that all such expenditures incurred by CII under this Agreement and/or under any of the Documents and all other amounts owing under this Agreement which are not paid when due, shall bear interest at the rate of fifteen (15%) percent per annum from the date of the occurrence of an Event of Default, or due date, as applicable.

     14. Equal Employment Opportunity and Non-Discrimination. The Applicant agrees and warrants that in the performance of this contract it will not discriminate or permit discrimination against any person or group of persons on the grounds of race, color, religious creed, age, marital status, national origin, sex, sexual orientation, mental retardation or physical disability, including, but not limited to blindness, unless it is shown by the Applicant that such disability prevents performance of the work involved in any manner prohibited by the laws of the United States or the State of Connecticut, and further agrees to provide the Commission on Human Rights and Opportunities with such information requested by the Commission concerning the employment practices and procedures of the Applicant as relate to the provisions of this paragraph. The Applicant hereby agrees that this Agreement is subject to Sections 4a-60(a-e) and Section 4a-60a of the Connecticut General Statutes which are hereby incorporated herein by reference and that the applicant will comply with all of the provisions thereof.

     15. Oversight/Administrative Fee. Applicant hereby agrees that CII shall deduct from each advance of Grant funds an oversight and administrative fee an amount equal to one (1.0%) percent of each such advance, which fee will be used by CII to pay for certain administrative and oversight activities conducted by CII in connection with the Federal Technology Partnership Assistance Program.

     16. Audits. The Applicant agrees that at any time upon the request of CII and, in any event, within ninety (90) days following the end of the Grant Disbursement Period, it will have an audit performed at its own expense by an independent public accountant as defined by Section 7-391 of the Connecticut General Statutes as amended. Such audit shall be performed in accordance with Generally Accepted Accounting Principles and requirements of CII and shall identify any expenditures of Grant funds made by the Applicant which are not in compliance with the terms of this Agreement. Any such expenditures shall immediately be returned to CII by Applicant.

     17. Expenses. Applicant will pay or reimburse CII on demand for any and all reasonable charges, costs and taxes incurred in the preparation, documentation and implementation of this Agreement and all Documents, and any amendment thereto, including, without limitation, all recording and filing fees, appraisal fees and reasonable fees and disbursements of CII's special counsel retained in connection therewith, including payment upon the closing hereof of any portion of such charges, costs and fees for which an invoice shall be rendered.

     18. No Waiver. No waiver by, nor any failure or delay on the part of CII in any one or more instances to insist upon strict performance or observance of one or more covenants or conditions hereof; or of the other Documents shall in any way be, or be construed to be, a waiver of such covenant or condition in any other instance or to prevent CII's rights to later require the strict performance or observance of such covenants or conditions, or otherwise prejudice CII's fights, powers or remedies.

     19. Waivers. The Applicant and all others who may become liable for all or any part of this obligation do hereby consent to any number of renewals or extensions of time of payment hereof and agree that any such renewals or extensions may be made without notice to any of said parties and without affecting their liability hereon and further consent to the releases of any party or parties liable hereon, all without affecting the liability of other persons, firms or corporations liable for the payments and obligations set forth in this Agreement.

     THE APPLICANT ACKNOWLEDGES THAT THIS AGREEMENT EVIDENCES A COMMERCIAL TRANSACTION AS THAT TERM IS DEFINED IN CONNECTICUT GENERAL STATUTES SECTION 52-278a(a) AND PURSUANT TO CONNECTICUT GENERAL STATUTES SECTIONS 52-278b AND 52-278f, THE APPLICANT DOES HEREBY WAIVE ITS RIGHTS TO NOTICE AND HEARING PRIOR TO THE ISSUANCE BY CII OF ANY PREJUDGMENT REMEDY, AND THE APPLICANT FURTHER WAIVES ANY RIGHTS AS MAY EXIST UNDER FEDERAL LAW TO ANY NOTICE AND/OR HEARING PRIOR TO CII'S OBTAINING AND EXERCISING ANY PREJUDGMENT REMEDY.

     ADDITIONALLY, THE APPLICANT AND CII HEREBY EACH WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, DEFENSE, COUNTERCLAIM, CROSSCLAIM AND/OR ANY FORM OF PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT OR THE OTHER DOCUMENTS OR RELATING TO ANY OBLIGATIONS EVIDENCED HEREBY OR THEREBY.

     20. No Oral Modification. This Agreement may not be modified or amended in any manner except in writing executed by all of the parties hereto.

     21. No Assignment. This Agreement and the documents related hereto and the rights hereunder may not be assigned by the Applicant without the prior written consent of CII.

     22. Successors and Assigns. The terms, warranties, covenants and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and then respective legal representatives, successors and assigns.

     23. Joint and Several Liability. If more than one party shall execute this Agreement on behalf of Applicant or if the Guaranty attached hereto shall be executed by any party, the liability of Applicant and such additional party or guarantor hereunder shall be joint and several.

     24. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                              CONNECTICUT INNOVATIONS, INCORPORATED


                              By /s/ Victor R. Budnick
                                 ---------------------------------------------
                              Victor R. Budnick, Its Acting Executive Director


                              MARINE MANAGEMENT SYSTEMS, INC.


                              By /s/ Eugene D. Story
                                 ---------------------------------------------
                              Eugene D. Story, Its President

                        CONNECTICUT INNOVATIONS, INC.

                                  ADDENDUM
                                     to
             FEDERAL TECHNOLOGY PARTNERSHIP ASSISTANCE AGREEMENT

     This Addendum amends and hereby becomes an essential part of the Federal Technology Partnership Assistance Agreement dated July 31, 1995 by and between MARINE MANAGEMENT SYSTEMS, INC. and CONNECTICUT INNOVATIONS, INCORPORATED, as though fully set forth therein.

     In Section 2, line 2, REPLACE "December 31, 1996" with "June 30, 2005".

     IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of October 4, 1995.

                              CONNECTICUT INNOVATIONS, INCORPORATED


                              By /s/ Victor R. Budnick
                                 ---------------------------------------------
                              Victor R. Budnick, Its Acting Executive Director


                              MARINE MANAGEMENT SYSTEMS, INC.


                              By /s/ Eugene D. Story
                                 ---------------------------------------------
                              Eugene D. Story, Its President